Exhibit 4.1

SUPPLEMENTAL INDENTURE NO. 5

Dated as of August 18, 2015

Between

KANSAS CITY POWER & LIGHT COMPANY,

As Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

As Trustee

Creating 3.65% Senior Notes Due 2025

THIS SUPPLEMENTAL INDENTURE NO. 5 (this “Supplemental Indenture”), dated as of August 18, 2015, is between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (“Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (formerly The Bank of New York Trust Company, N.A.), as Trustee (“Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 1, 2007 (the “Original Indenture” and, as previously and hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Notes;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of Notes to be designated as the “3.65% Notes due 2025” (the “2025 Notes”), the form and substance of the 2025 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, Section 2.05(c) of the Original Indenture provides that various matters with respect to any series of Notes issued under the Indenture may be established in an indenture supplemental to the Indenture;

WHEREAS, Section 13.01(a)(3) of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Notes of any series as permitted by Section 2.01 of the Original Indenture or to establish or reflect any terms of any Note of any series determined pursuant to Section 2.05 of the Original Indenture; and

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the Company and the Trustee for the equal and ratable benefit of the Holders of the 2025 Notes and for the benefit of the Trustee as follows:

ARTICLE ONE

Relation to Indenture; Additional Definitions

Section 1.01. Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02. Additional Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or in the Original Indenture, as the case may be.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the 2025 Notes to be redeemed (assuming, for this purpose, that the 2025 Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2025 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.

“Corporate Trust Office” means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date hereof is located at 2 North LaSalle Street, 7th Floor, Chicago, Illinois 60602, Attention: Corporate Trust Administration; telecopy: (312) 827-8542.

“Maturity Date” has the meaning set forth in Section 2.03.

“Note Registrar” means The Bank of New York Mellon Trust Company, N.A., hereby appointed as an agency of the Company in accordance with Section 6.02 of the Original Indenture.

“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.

“Par Call Date” means May 15, 2025.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates, and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer, (2) a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc., (3) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and (4) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation

Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“2025 Notes” has the meaning set forth in the second paragraph of the Recitals hereof.

All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.

ARTICLE TWO

The Series of Notes

Section 2.01. Title of the Notes. The 2025 Notes shall be designated as the “3.65% Notes due 2025.”

Section 2.02. Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver 2025 Notes for original issue on the Original Issue Date in the aggregate principal amount of $350,000,000, upon a Company Order for the authentication and delivery thereof in satisfaction of Sections 2.01(a) and 2.05(c) of the Original Indenture. Such order shall specify the amount of the 2025 Notes to be authenticated, the date on which the original issue of 2025 Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2025 Notes that may initially be outstanding shall not exceed $350,000,000; provided, however, that the authorized aggregate principal amount of the 2025 Notes may be increased above such amount without the consent of the Holders of any then outstanding 2025 Notes by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the initial public offering price, the Original Issue Date and the first Interest Payment Date, as applicable) as the 2025 Notes; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the 2025 Notes, such additional notes will be issued under a separate CUSIP number. Any such additional notes, together with the 2025 Notes, will constitute a single series of notes under the Indenture.

Section 2.03. Stated Maturity. The Stated Maturity of the 2025 Notes shall be August 15, 2025 (the “Maturity Date”).

Section 2.04. Interest and Interest Rate.

(a) The 2025 Notes shall bear interest at the rate of 3.65% per annum, from and including their Original Issue Date of August 18, 2015, or from the most recent Interest Payment Date to which interest has been paid to, but excluding, the Maturity Date. Such interest shall be payable semiannually in arrears, on the Interest Payment Dates of February 15 and August 15 in each year, commencing on February 15, 2016. Interest accrued on the 2025 Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons in whose names the 2025 Notes (or one or more predecessor securities) are registered on the Regular Record Date for such Interest Payment Date, being the close of business on the immediately preceding February 1 and August 1, as the case may be, whether or not such day is a Business Day.

Section 2.05. Place of Payment. Principal and interest payments on the 2025 Notes will be made by the Company to The Depository Trust Company (“DTC”) while it is the Depositary for the 2025 Notes, or if DTC shall cease to be the Depositary for the 2025 Notes, to the Trustee at its offices, as paying agent.

Section 2.06. Place of Registration or Exchange; Notices and Demands With Respect to the 2025 Notes. The place where the Holders of the 2025 Notes may present the 2025 Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the 2025 Notes shall be the Corporate Trust Office of the Trustee.

Section 2.07. Global Notes.

(a) 2025 Notes shall be issuable in whole or in part in the form of one or more permanent Global Notes in definitive, fully registered, book-entry form, without interest coupons. The Global Note shall be deposited on the Original Issue Date with, or on behalf of, the Depositary.

(b) DTC shall initially serve as Depositary with respect to the Global Note. Such Global Note shall bear the legend set forth in the form of 2025 Note attached as Exhibit A.

Section 2.08. Form of Securities. The Global Note shall be substantially in the form attached as Exhibit A.

Section 2.09. Note Registrar. The Trustee shall initially serve as the Note Registrar for the 2025 Notes.

Section 2.10. Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any 2025 Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of Holder thereof.

ARTICLE THREE

Optional Redemption of the 2025 Notes

Section 3.01. Redemption. Except as described in Article III of the Original Indenture and this Section 3.01, the 2025 Notes may not be redeemed prior to the Maturity Date. Prior to the Par Call Date, the Company shall have the right to redeem the 2025 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of:

(i) 100% of the principal amount of the 2025 Notes to be redeemed; and

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2025 Notes to be redeemed that would be due if the 2025 Notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

On or after the Par Call Date, the Company shall have the right to redeem the 2025 Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the 2025 Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

Notwithstanding the foregoing, installments of interest on the 2025 Notes that are due and payable on an Interest Payment Date falling on our prior to a redemption date shall be payable on such Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date.

ARTICLE FOUR

Miscellaneous Provisions

Section 4.01. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

Section 4.02. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 4.03. THIS SUPPLEMENTAL INDENTURE AND EACH 2025 NOTE SHALL BE GOVERNED BY AND DEEMED TO BE A CONTRACT MADE UNDER, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 4.04. If any provision in this Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

Section 4.05. In case any provision in this Supplemental Indenture or the 2025 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the proper authorization or due execution hereof or of the 2025 Notes by the Company or as to the validity or sufficiency of this Supplemental Indenture or the 2025 Notes. The Trustee shall not be accountable for the use or application by the Company of the 2025 Notes or the proceeds of the 2025 Notes.

*            *             *            *

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY

By	/s/ Lori A. Wright
Name:	Lori A. Wright
Title:	Vice President – Investor Relations and Treasurer

[CORPORATE SEAL]

ATTEST:

By:	/s/ Jaileah X. Huddleson
Name:	Jaileah X. Huddleston
Title:	Assistant Secretary
and Corporate Counsel
– Securities and Finance

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By	/s/ Valere D. Boyd
Name:	Valere D. Boyd
Title:	Vice President

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

On the 18th day of August, 2015, before me personally came Lori A. Wright, to me known, who, being by me duly sworn, did depose and say that she is Vice President – Investor Relations and Treasurer of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Cathy G. Parman
Notary Public

STATE OF MISSOURI	)
	)	ss.
COUNTY OF JACKSON	)

On the 18th day of August, 2015, before me personally came Jaileah X. Huddleston, to me known, who, being by me duly sworn, did depose and say that she is Assistant Secretary and Corporate Counsel – Securities and Finance of KANSAS CITY POWER & LIGHT COMPANY, one of the corporations described in and which executed the above instrument; that she knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she signed her name thereto by like authority.

[NOTARIAL SEAL]

/s/ Cathy G. Parman
Notary Public

Exhibit A

[FORM OF NOTE]

[Certificated Note]

For as long as this Global Note is deposited with or on behalf of The Depository Trust Company it shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO KANSAS CITY POWER & LIGHT COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENTS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

KANSAS CITY POWER & LIGHT COMPANY

3.65% Notes due 2025

Interest Rate: 3.65% per annum	Principal Sum $350,000,000
Maturity Date: August 15, 2025	CUSIP No. 485134 BP4
Registered Holder:

KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the registered Holder named above or registered assigns, on the maturity date stated above, the principal sum stated above and to pay interest thereon from August 18, 2015, or from the most recent Interest Payment Date to which interest has been duly paid or provided for, initially on February 15, 2016, and thereafter semi-annually on February 15 and August 15 of each year, at the interest rate stated above, until the date on which payment of such principal sum has been made or duly provided for. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the February 1 or August 1, as the case may be (whether or not such day is a Business Day), immediately preceding that Interest Payment Date, except as otherwise provided in the Indenture.

The principal and interest payments on this Note will be made by the Company to the registered Holder named above. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legally tender for payment of public and private debts.

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued under an Indenture, dated as of May 1, 2007, as supplemented by Supplemental Indenture No. 5, dated as of August 18, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture). Reference is made to the Indenture and any supplemental indenture thereto for the provisions relating, among other things, to the respective rights of the Company, the Trustee and the Holders of the Notes, and the terms on which the Notes are authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $350,000,000; provided, however, that the authorized aggregate principal amount of the Notes may be increased above such amount by a Board Resolution authorizing such increase. Any additional notes issued pursuant to such increase must have the same ranking, interest rate, maturity and other terms (except for the initial public offering price, the Original Issue Date and the first Interest Payment Date, as applicable) as the Notes; provided that if any such additional notes are not fungible for U.S. federal income tax purposes with the Notes, such additional notes will be issued under a separate CUSIP number. Any such additional notes, together with the Notes, will constitute a single series of notes under the Indenture.

Prior to the Par Call Date, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the Par Call Date (not including any portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points; plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the redemption date.

On or after the Par Call Date, the Company shall have the right to redeem the Notes, at its option, at any time in whole, or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

For purposes of determining the redemption price:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that the Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such of Reference Treasury Dealer Quotations, (2) if the Quotation Agent obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations, or (3) if only one such Reference Treasury Dealer Quotation is received, such quotation.

“Par Call Date” means May 15, 2025.

“Quotation Agent” means a Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means (1) each of each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates, and their respective successors, unless either of them ceases to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), in which case the Company will substitute therefor another Primary Treasury Dealer, (2) a Primary Treasury Dealer selected by Mitsubishi UFJ Securities (USA), Inc., (3) a Primary Treasury Dealer selected by Wells Fargo Securities, LLC and (4) one other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note and (ii) the Company’s obligations under the Indenture and this Note with respect to certain covenants and related Events of Default, upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the securities at the time outstanding of all series to be affected, considered as one class. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of any series at the time outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults or Events of Default under the Indenture, and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange, substitution or upon the registration or transfer hereof, irrespective of whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein provided.

This Note is issuable as a registered Note only, in the minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

As provided in the Indenture, this Note is transferable by the registered Holder hereof in person or by his attorney duly authorized in writing on the books of the Company at the office or agency to be maintained by the Company for that purpose. Upon any registration of transfer, a new registered Note or Notes, of authorized denomination or denominations, and in the same aggregate principal amount, will be issued to the transferee in exchange therefor.

The Company, the Trustee, any paying agent and any Authenticating Agent may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on this Note as herein provided and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Authenticating Agent shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator or against any past, present or future stockholder, officer or member of the Board of Directors, as such, of the Company, whether by virtue of any constitution, state or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall be governed by and deemed to be a contract made under, and construed in accordance with, the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

All terms used in this Note which are defined in the Indenture and not defined herein shall have the meaning assigned to them in the Indenture.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication on the face hereof is manually signed by the Trustee.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by the manual or facsimile signatures of the Senior Vice President – Finance and Chief Financial Officer and the Vice President – Investor Relations and Treasurer of the Company, and a facsimile of its corporate seal to be affixed or reproduced hereon.

KANSAS CITY POWER & LIGHT COMPANY

By:
Name:
Title:

(SEAL)

By:
Name:
Title:

Dated:

ATTEST:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series designated herein issued under the Indenture described herein.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

Dated: